SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 6, 2003


                             DRS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)




  Delaware                          1-08533                     13-2632319
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(State or Other Jurisdiction      (Commission               (IRS Employer
  of Incorporation)               File Number)              Identification No.)


5 Sylvan Way, Parsippany, New Jersey                        07054
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code (973) 898-1500
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                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     On October 6, 2003, DRS Technologies, Inc. (DRS) issued a press release announcing that it is planning to offer $200 million of senior subordinated notes due 2013. DRS intends to use the net proceeds from the offering, together with a portion of its available cash and initial borrowings under an amended and restated credit facility, to fund the merger of Integrated Defense Technologies, Inc. (NYSE: IDE) into a wholly-owned subsidiary of DRS, repay certain of its and Integrated Defense Technologies' outstanding indebtedness, and pay related fees and expenses. The offering is subject to market and other customary conditions.

     The notes due 2013 will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1     Registrant's Press Release, dated October 6, 2003.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DRS TECHNOLOGIES, INC.




Dated:   October 6, 2003                  By:      /s/ RICHARD A. SCHNEIDER
                                                   ------------------------
                                          Name:    Richard A. Schneider
                                          Title:   Executive Vice President,
                                                   Chief Financial Officer







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                                  EXHIBIT INDEX


Exhibit No.       Description

 99.1             Registrant's Press Release dated October 6, 2003